Exhibit 10.9

FIFTH OMNIBUS AMENDMENT

OMNIBUS AMENDMENT TO TRANSACTION DOCUMENTS, dated as of April 14, 2021 (this “Amendment”), by and between CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company (“Guarantor”), and MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, MS Loan NT-I, LLC, MS Loan NT-II, LLC, CLNC Credit 1, LLC, CLNC Credit 2, LLC, CLNC Credit 1UK, LLC, and CLNC Credit 1EU, LLC, each a Delaware limited liability company (collectively, “Seller”) and Buyer are parties to that certain Second Amended and Restated Master Repurchase and Securities Contract Agreement, dated as of April 23, 2019 (as amended, modified and/or restated, the “Repurchase Agreement”), between Seller and Buyer;

WHEREAS, Guarantor guaranteed the obligations of Seller under the Repurchase Agreement and the other Transaction Documents pursuant to that certain Amended and Restated Guaranty Agreement, dated as of April 20, 2018 (as amended, modified and/or restated, the “Guaranty”), from Guarantor to Buyer; and

WHEREAS, Seller, Guarantor and Buyer wish to amend and modify the Repurchase Agreement and the Guaranty upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Guarantor and Buyer hereby agree that the Repurchase Agreement and the Guaranty shall be amended and modified as follows:

1. Amendment of Repurchase Agreement. Seller and Buyer hereby agree that the Repurchase Agreement shall be amended and modified with retroactive effect as follows:

a. The following defined terms are hereby added to Section 1 of the Repurchase Agreement in correct alphabetical order:

“Internalization Agreement” means that certain Termination Agreement, dated as of April 4, 2021, by and among Sponsor, Guarantor, Manager and Colony Capital Investment Advisors, LLC.

“Internalization Date” means the “Closing Date,” as such term is defined in the Internalization Agreement.

b. Subsection (b) of the definition of “Financial Covenant Compliance Certificate” is hereby deleted in its entirety and replaced with the following:

(b) Minimum Tangible Net Worth. Consolidated Tangible Net Worth (A) at any time from and after January 1, 2020 and prior to the Internalization Date of not less than the sum of (i) $1,500,000,000.00, plus (ii) seventy-five percent (75%) of the net cash proceeds thereafter received by the Guarantor (x) from any offering by the Guarantor of its common equity and (y) from any offering by the Sponsor of its common equity to the extent such net cash proceeds are contributed to the Guarantor, excluding any such net cash proceeds that are contributed to the Guarantor within ninety (90) days of receipt of such net cash proceeds and applied to purchase, redeem or otherwise acquire Capital Stock issued by the Guarantor (or any direct or indirect parent thereof, and (B) at any time from and after the Internalization Date of not less than the sum of (I) $1,350,000,000.00 plus (II) the amount described in the foregoing clause (ii);

2. Amendment of Guaranty. Guarantor and Buyer hereby agree that the Guaranty shall be amended and modified with retroactive effect as follows:

(a) Section 4.7(a)(ii) of the Guaranty is hereby deleted in its entirety and replaced with the following:

(ii) Minimum Tangible Net Worth. Consolidated Tangible Net Worth (A) at any time from and after January 1, 2020 and prior to the Internalization Date shall not be less than the sum of (i) $1,500,000,000.00, plus (ii) seventy-five percent (75%) of the net cash proceeds thereafter received by the Guarantor (x) from any offering by the Guarantor of its common equity and (y) from any offering by the Sponsor of its common equity to the extent such net cash proceeds are contributed to the Guarantor, excluding any such net cash proceeds that are contributed to the Guarantor within ninety (90) days of receipt of such net cash proceeds and applied to purchase, redeem or otherwise acquire Capital Stock issued by the Guarantor (or any direct or indirect parent thereof), and (B) at any time from and after the Internalization Date shall not be less than the sum of $1,350,000,000.00 plus (II) the amount described in the foregoing clause (ii);

3. Amendment of Transaction Documents. From and after the date hereof, all references in the Repurchase Agreement and the other Transaction Documents to the Repurchase Agreement and the Guaranty shall be deemed to refer to the Repurchase Agreement and the Guaranty as amended and modified by this Amendment and as same may be further amended, modified and/or restated.

4. Consent to Internalization of Management by Sponsor and Guarantor. Buyer acknowledges that, pursuant to the Internalization Agreement described in Section 1 of this Amendment, Sponsor and Guarantor intend to effectuate an internalization of management as contemplated in Section 12(t) of the Repurchase Agreement. Buyer hereby approves such internalization of management.

5. Reaffirmation of Representations and Warranties. Guarantor and Seller each hereby represents and warrants to Buyer that, as of the date hereof, (i) it has the power to execute, deliver and perform its respective obligations under this Amendment, (ii) this Amendment has been duly executed and delivered by it for good and valuable consideration, and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles, (iii) Seller is not in default under the Repurchase Agreement or any of the other Transaction Documents beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against Seller’s obligations under the Repurchase Agreement or the other Transaction Documents, (iv) Guarantor is not in default under the Guaranty beyond any applicable notice and cure periods, and there are no defenses, offsets or counterclaims against its obligations under the Guaranty, and (v) neither the execution and delivery of this Amendment, nor the consummation by it of the transactions contemplated by this Amendment, nor compliance by it with the terms, conditions and provisions of this Amendment will conflict with or result in a breach of any of the terms, conditions or provisions of (A) its organizational documents, (B) any contractual obligation to which it is now a party or the rights under which have been assigned to it or the obligations under which have been assumed by it or to which its assets are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any lien upon any of its assets, other than pursuant to this Amendment, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to it, or (D) any applicable Requirement of Law, in the case of clauses (B)-(D) above, to the extent that such conflict or breach is reasonably likely to result in a Material Adverse Effect. Guarantor hereby represents and warrants to Buyer that all of the representations and warranties set forth in Article III of the Guaranty remain true and correct as of the date hereof.

6. Counterparts. This Amendment may be executed by each of the parties hereto in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

8. Expenses. Seller hereby acknowledges and agrees that Seller shall be responsible for all reasonable out-of-pocket costs and expenses of Buyer in connection with documenting and consummating the modifications contemplated by this Amendment, including, but not limited to, the reasonable fees and expenses of Buyer’s external legal counsel.

9. Reaffirmation of Guaranty. Guarantor acknowledges and agrees that, except as modified hereby, the Guaranty remains unmodified and in full force and effect and enforceable in accordance with its terms.

10. Repurchase Agreement, Guaranty and Transaction Documents in Full Force and Effect. Except as expressly amended hereby, Seller and Guarantor acknowledge and agree that all of the terms, covenants and conditions of the Repurchase Agreement and the Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

MORGAN STANLEY BANK, N.A.

By:	/s/ Anthony Preisano
Name: Anthony Preisano
Title: Executive Director

[Signatures continue on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

CREDIT RE OPERATING COMPANY, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

ACKNOWLEDGED AND AGREED

AS OF THE DATE FIRST SET FORTH ABOVE:

SELLER:

MS LOAN NT-I, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

MS LOAN NT-II, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

CLNC CREDIT 1, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

CLNC CREDIT 2, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

CLNC CREDIT 1EU, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

CLNC CREDIT 1UK, LLC,
a Delaware limited liability company

By:	/s/ David A. Palamé
Name: David A. Palamé
Title: Vice President